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EXHIBIT 23.5

                         January 7, 2000

Comcast Corporation
1500 Market Street
Philadelphia, PA 19102

Dear Sirs and Mesdames:

We hereby consent to the inclusion in the Registration Statement on Form S-4 relating to the proposed merger of Jones Intercable, Inc. and Comcast JOIN Holdings, Inc., a wholly owned subsidiary of Comcast, of our opinion letter appearing as Appendix B to the Joint Proxy Statement / Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                         Very truly yours,

                         DONALDSON, LUFKIN & JENRETTE
                          SECURITIES CORPORATION

                         By: /s/ James M. Broner
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